SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 1, 1998



                           PEASE OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)





          Nevada                        0-6580                  87-0285520
(State or other jurisdiction      (Commission File No.)      (I.R.S. Employer
     of incorporation)                                      Identification No.)




751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:   (970) 245-5917


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Item 5.           OTHER EVENTS.

         As previously announced, the Board of Directors of the Registrant has approved a 10-into-1 reverse stock split of the Registrant's outstanding $0.10 par value common stock and a corresponding decrease in the number of authorized shares of such class of common stock from 40,000,000 shares to 4,000,000 shares. The reverse stock split is effective as of the close of business on December 1, 1998. Fractional shares which would otherwise be held by any stock holder as a result of the reverse stock split shall each be rounded up to the next highest whole number of shares at the effective date of the reverse stock split and therefore no fractional shares will be issued. After the reverse stock split there will be approximately 1,600,705 shares of the Registrant's $0.10 par value common stock issued and outstanding.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 1, 1998

                                             PEASE OIL AND GAS COMPANY



                                             By /s/ Patrick J. Duncan
                                                Patrick J. Duncan, President
                                                and Principal Accounting Officer


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